Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Gulf Coast Express Pipeline LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249271, 333-249270 and 333-182642) and Form S-8 (No. 333-142271 and 333-211905) of DCP Midstream, LP of our report dated February 16, 2022, relating to the financial statements of Gulf Coast Express Pipeline LLC as of and for the years ended December 31, 2021 and 2020, which appears in this Annual Report on Form 10-K of DCP Midstream, LP.

/s/ BDO USA,LLP

Houston, Texas
February 18, 2022